                                                                    Exhibit 4.9

                                                                      Item 1.19



                       SECURITIES PURCHASE AGREEMENT

           THIS SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of July 31, 1995, between MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"), the banks and other financial institutions whose signatures appear on the signature pages hereto (together with its successors and assigns, each a "Purchaser" and collectively, the "Purchasers"), and Mellon Bank. N.A., as agent for the Purchasers and certain other parties under the "Override Agreement" as hereinafter defined (in such capacity, the "Agent"), is made with reference to the following facts:

                                  RECITALS

           WHEREAS, the Company and Morrison Knudsen Corporation, an Ohio corporation (each a "Borrower" and collectively, the "Borrowers"), the Purchasers and certain other banks and other financial institutions (each an "Existing Lender" and collectively, the "Existing Lenders"), and the Agent are concurrently entering into that certain Override Agreement of even date herewith (as supplemented, amended, modified or restated from time to time, the "Override Agreement"), pursuant to which the Existing Lenders have, among other things, made certain agreements concerning their respective rights and remedies arising from the Borrowers' defaults under the "Existing Agreements" (as defined in the Override Agreement) and amended certain provisions of the Existing Agreements;

           WHEREAS, those Existing Lenders that are also Purchasers are willing to enter into the Override Agreement, but only upon the condition, among others, that the Company agree to sell to the respective Purchasers warrants (each a "Warrant" and collectively the "Warrants") to purchase an aggregate of 14,029,391 shares of the Company's Common Stock, par value One Dollar and Sixty-Six and Two-Thirds Cents ($1.66-2/3) per share, allocated among the individual Purchasers in the respective amounts set forth in EXHIBITS A-1 AND A-2 hereto (the "Warrant Allocations"); and

           WHEREAS, in order to coordinate the delivery of the Warrants to the respective purchasers, the Company and the Purchasers have agreed to have the Company issue the Warrants to the respective Purchasers in accordance with their respective Warrant Allocations and to deliver the Warrants to Agent on behalf of and for transmittal to the respective Purchasers.

                                  AGREEMENT

           NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

      1.   DEFINITIONS

           1.1 DEFINED TERMS. Unless otherwise defined herein, terms defined in the Override Agreement are used herein as therein defined.

           1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have the meaning customarily given to such term in accordance with Generally Accepted Accounting Principles.

           1.3   CERTAIN MATTERS OF CONSTRUCTION.  The words "herein,"
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection or clause contained in this Agreement. References to this "Agreement" shall mean this Securities Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. Any reference to a "Section" shall refer to the applicable Section of this Agreement, unless specifically indicated to the contrary. The term "including" shall not be limiting or exclusive.

      2.   PURCHASE OF THE WARRANTS

           2.1 PURCHASE OF THE WARRANTS. Each Purchaser agrees to subscribe for and purchase from the Company, and the Company agrees to authorize as necessary and to sell and issue to such Purchaser a Warrant to purchase shares of the Company's Common Stock in accordance with such Purchaser's Warrant Allocation, in consideration of, among other things, such Purchaser's agreement to enter into the Override Agreement. The Warrants and the Warrant Stock (as defined therein) shall be referred to collectively herein as the "Securities."

           2.2 ISSUANCE OF WARRANTS; DIVISION AMONG INDIVIDUAL PURCHASERS. The closing of the purchase and sale of the Warrants (the "Closing") shall take place at such date and time and place as the parties hereto shall agree; provided that the Closing shall take place as soon as is practicable after such time as the Company is able to make its representations and warranties under
Section 4.2, and in no event shall the Closing take place later than August 31, 1995. At Closing, in consideration of, among other things, the Purchasers entering into the Override Agreement, the Company will deliver to the Agent (a) a single

Warrant in the form of Exhibit D-1 to the Override Agreement (the "Antecedent Debt Warrant"), issued to the Purchasers listed on EXHIBIT A-1 hereto according to the Warrant Allocation set forth therein, and (b) a single Warrant in the form of Exhibit D-2 to the Override Agreement (the "Metra Warrant"), issued to the Purchasers listed on EXHIBIT A-2 hereto according to the Warrant Allocation set forth therein. Immediately after Closing, (i) the single Antecedent Debt Warrant will be divided in accordance with Section 3.2 thereof into separate Warrants for each individual Purchaser thereof, (ii) the Company will deliver to the Agent such separate Warrants in exchange for the single Antecedent Debt Warrant, (iii) the single Metra Warrant will be divided in accordance with Section 3.2 thereof into separate Warrants for each individual Purchaser thereof, and (iv) the Company will deliver to the Agent such separate Warrants in exchange for the single Metra Warrant. Upon receipt of such separate Warrants, the Agent shall deliver each of them to the respective Purchasers thereof.

           2.3 ORIGINAL ISSUE DISCOUNT. The Company and each Purchaser hereby acknowledge and agree that there is no original issue discount with respect to the Warrants and, for all tax and accounting purposes, each of them shall treat the Warrants in such manner.

      3.   EACH PURCHASER'S REPRESENTATIONS AND WARRANTIES

           Each Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing:

           3.1 INVESTMENT REPRESENTATIONS. Such Purchaser is purchasing the Securities for its own account and not with a view to the distribution thereof. Such Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Securities), except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act.

           Such Purchaser (a) is an institutional "accredited investor" within the meaning of subparagraph (a) of Rule 501 under the Securities Act; (b) has had an opportunity to investigate the business and financial condition of the Company, and to obtain such information as it requires from the officers and directors, as applicable, of the Company; (c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities; (d) is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period of time and is able to bear such risk for an indefinite period of time; and (e) is not purchasing any Securities on behalf of any managed accounts.

      4.   COMPANY'S REPRESENTATIONS AND WARRANTIES

           The Company makes the following representations and warranties to the Agent and each Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing; provided the Company shall not be required to make any representation or warranty under Section 4.2 with respect to any matters arising from or in connection with its application to the New York Stock Exchange, until the Closing:

           4.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. After giving effect to the Closing, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value One Dollar and Sixty-Six and Two-Thirds Cents ($1.66-2/3) per share, of which 33,490,664 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value Ten Cents (10CENTS) per share, none of which shares are issued and outstanding. Except for the Securities and the commitments, warrants, options, or other matters described in EXHIBIT B hereto, after giving effect to the Closing and as of the date hereof, there is no commitment, contingent or otherwise, of the Company to issue any shares of any class of capital stock of the Company or any securities convertible into such capital stock, warrants, options or other such rights or securities.

           4.2 AUTHORIZATION OF AGREEMENT AND ISSUANCE OF SECURITIES. The Company is authorized to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance of the Warrants. Upon delivery of the Warrants to the Agent, the Warrants will have been duly executed and issued and, when delivered in exchange for the consideration set forth in SECTION 2.1, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The issuance of the Warrant Stock has been duly authorized and, when issued upon exercise of, and pursuant to, the Warrants, will have been validly issued and will be fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights. 14,029,391 shares of Common Stock have been duly reserved for issuance pursuant to the Warrants.

           4.3 SECURITIES LAWS. In reliance on, among other things, the investment representations contained in SECTION 3.1, the offer, issuance, sale and delivery of the Warrants as provided in this Agreement, and the offer, issuance, sale and delivery of any Warrant Stock that may be issued to any Purchaser upon exercise of, and pursuant to, the Warrants, are exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

      5.   COVENANTS

           The Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless Purchasers then holding the beneficial interest in at least sixty-six and two-thirds percent (66-2/3%) of the Securities (the "Required Purchasers") have given their prior written consent), so long as any Purchaser is the beneficial holder of any Securities:

           5.1 BOOKS AND RECORDS. The Company shall keep adequate records and books of account with respect to its business activities in which proper entries, reflecting all of its financial transactions, are made in accordance with Generally Accepted Accounting Principles. The Company shall permit the Agent or its officers, employees, and/or agents, during normal business hours (or at such other times as may reasonably be requested by the Agent), as frequently as the Agent deems appropriate, to inspect such records and books of account and the properties and facilities of the Company, and the Company shall provide extracts and/or photocopies of such records and books of account as reasonably requested by the Agent at no cost to the Agent. The rights set forth in this SECTION 5.1 shall not negate any other rights that the Agent may have under any applicable law.

           5.2   FINANCIAL AND BUSINESS INFORMATION.

                 (a) FILINGS. So long as the Company is a "Public Company" (as hereinafter defined), the Company will file with the Securities and Exchange Commission (the "Commission") on or before the due date all regular or periodic reports required to be filed pursuant to the Exchange Act, and will deliver to the Agent, promptly upon its becoming available, one copy of each report, notice or proxy statement sent by the Company to its shareholders generally, and one copy of each regular or periodic report (including, without limitation, reports on Form 8-K) pursuant to the Exchange Act or any registration statement, prospectus or written communication (other than transmittal letters and other communications that are not publicly available) pursuant to the Securities Act, filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of the Common Stock are listed. For purposes of this SECTION
5.2, the term "Public Company" shall mean a company (i) that is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                 (b) QUARTERLY REPORTS. During any period in which the Company is not a Public Company, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Company will deliver to the Agent a Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related Consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the chief financial officer, controller or treasurer of the Company;

                 (c) ANNUAL INFORMATION. During any period in which the Company is not a Public Company, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company will deliver to the Agent a Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with Generally Accepted Accounting Principles.

           5.3 TAX COMPLIANCE. The Company shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Agent or any Purchaser of the Securities and shall save the Agent, each Purchaser, and any other holder of the Securities harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Securities by the holder thereof. The obligations of the Company under this SECTION 5.3 shall survive the payment, prepayment or redemption of the Securities and the termination of this Agreement.

           5.4 OPINION. At the Closing, the Company shall deliver the opinions in the forms attached as EXHIBIT D hereto.

      6.   CONDITIONS PRECEDENT

           The obligation of the Purchasers to purchase the Warrants pursuant to SECTION 2.1 is subject to the satisfaction of each of the conditions precedent set forth in Article V of the Override Agreement and the delivery of the opinion described in SECTION 5.4 unless each Purchaser shall otherwise agree.

      7.   SECURITIES LAW LEGEND

           The Warrants and each certificate representing the Warrant Stock shall bear a legend substantially in the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM.

      8.   INDEMNIFICATION

           The Company agrees to indemnify and hold harmless the Agent and each Purchaser from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, an "Indemnified Claim") which may be imposed upon, incurred by or asserted against the Agent or such Purchaser in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants by the Company contained herein or in any certificate delivered pursuant hereto; PROVIDED, that the Company shall not be liable for any indemnification to the Agent or such Purchaser to the extent that any Indemnified Claim was solely the result of its own gross negligence or willful misconduct.

      9.   CONSIDERATION OF CERTAIN MATTERS

           The Company acknowledges that the Purchasers may from time to time request the Agent or another representative designated by the Required Purchasers, to assist them on certain matters that may arise from time to time in connection with the Purchasers' acquisition or sale of the Securities, including, without limitation, coordinating any filings or notices that may be required under federal securities laws. If the Agent or such other representative agrees to assist on any such matters, the Company shall reimburse the Agent or such other representative for its reasonable costs and expenses incurred in connection therewith.

      10.  MISCELLANEOUS

           10.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing

(including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached as EXHIBIT C hereto, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this SECTION 10.1 and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this SECTION 10.1.

           10.2 BINDING EFFECT; ASSIGNABILITY; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, the Agent, or any Purchaser without the prior written consent of each other party hereto, which consent shall not unreasonably be withheld;
PROVIDED, that any successor agent for Agent appointed under the Override Agreement shall automatically succeed to the rights, powers, privileges, and duties of the Agent hereunder. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

           10.3  APPLICABILITY OF AGENCY PROVISIONS IN OVERRIDE AGREEMENT.
The Company, the Agent and each Purchaser acknowledge and agree that the provisions of Article X of the Override Agreement apply generally to this Agreement and any actions taken hereunder; PROVIDED, that solely with respect to the application of those provisions to this Agreement and any actions taken hereunder, each reference to "Existing Lender" or "Existing Lenders" shall be deemed a reference to "Purchaser" or "Purchasers", each reference to "Majority Lenders" shall be deemed a reference to "Required Purchasers", and each reference to "Pro Rata Share" shall be deemed a reference to "Warrant Allocations". If there is no longer an "Agent" acting under the Override Agreement, any delivery or notice required to be made or given by the Company to the Agent shall be delivered directly to each Purchaser then holding the beneficial interest in any of the Securities.

           10.4 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Agent and the Required Purchasers; PROVIDED, that (i) the consent of one hundred percent (100%) of the Purchasers ("All Purchasers") shall be required to amend, modify or waive any provision relating to (a) a change in the definitions of "Required Purchasers", "All Purchasers" or "Warrant Allocations", or (b) any change that subjects any Purchaser to any additional obligation, or (c) this SECTION
10.4; (ii) any change in the duties of or indemnities in favor of any Purchaser or in a Purchaser's Warrant Allocations shall require the consent of such Purchaser; and (iii) any change in the duties of or indemnities in favor of the Agent shall require the consent of the Agent.

           10.5 EFFECT OF WAIVERS; MODIFICATION OF DOCUMENTS. The Agent's or the Purchasers' failure, at any time or times, to require strict performance by the Company or any other Person of any provision of this Agreement shall not waive, affect or diminish any right of the Agent or the Purchasers to demand strict compliance and performance therewith. Any suspension or waiver by the Agent or the Purchasers of any default under this Agreement shall not suspend, waive or affect any other default under this Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver of any provision of this Agreement, nor consent to any departure by the Company or any other Person therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent or the Required Purchasers or All Purchasers, as the case may be, necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           10.6 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           10.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

           10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

           10.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE

COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

           10.10 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE AGENT OR ANY PURCHASER IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF AND ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 10.1 (PROVIDED TELECOPY NOTICES
MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION 10.10 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

           10.11 WAIVER OF JURY TRIAL. THE AGENT, EACH PURCHASER AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

           IN WITNESS WHEREOF, the Company, the Agent and each of the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

                                    MORRISON KNUDSEN CORPORATION,
                                    a Delaware corporation


                                    By: /s/ Douglas L. Brigham
                                       -------------------------
                                          Douglas L. Brigham
                                          Treasurer


                                    MELLON BANK, N.A.,
                                    as the Agent for the Purchasers
                                    and as a Purchaser


                                    By: /s/ Alan J. Kopolow
                                       -------------------------
                                          Alan J. Kopolow
                                          Vice President



        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

PURCHASERS:

Bank of America National Trust               Banque Paribas
and Savings Association

                                             By: /s/ John N. Cate
                                                -------------------------
By: /s/ Henry Y. Yu                          Name: John N. Cate
   -------------------------                      -----------------------
Name: Henry Y. Yu                            Title: GVP
     -----------------------                       ----------------------
Title: Vice President
      ----------------------

Bank of Montreal                             By: /s/ Alan E. McLintock
                                                -------------------------
                                             Name: Alan E. McLintock
                                                  -----------------------
                                             Title: Regional General Manager
                                                   ----------------------
By: /s/ James R. Easter
   -------------------------
Name: James R. Easter
     -----------------------
Title: Account Manager                       CIBC Inc.
      ----------------------


The Bank of Nova Scotia                      By: /s/ Robert N. Greer
                                                -------------------------
                                             Name: Robert N. Greer
                                                  -----------------------
By: /s/ D. N. Gillespie                      Title: Vice President
   -------------------------                       ----------------------
Name: D. N. Gillespie
     -----------------------
Title: General Manager                       Citibank, N.A.
      ----------------------

The Bank of Tokyo, Ltd.,
Seattle Branch                               By: /s/ Bradley I. Dietz
                                                -------------------------
                                             Name: Bradley I. Dietz
                                                  -----------------------
                                             Title: Vice President
                                                   ----------------------
By: /s/ M. Tomi
   -------------------------
Name: M. Tomi                                Credit Lyonnais, New York
     -----------------------                 Branch
Title: General Manager
      ----------------------

Banque Nationale de Paris
                                             By: /s/ David Bonington
                                                -------------------------
                                             Name: David Bonington
                                                  -----------------------
By: /s/ Katherine Wolfe                      Title: Vice President
   -------------------------                       ----------------------
Name: Katherine Wolfe
     -----------------------
Title: Vice President
      ----------------------


By: /s/ William J. Latterman
   -------------------------
Name: William J. Latterman
     -----------------------
Title: Assistant Vice President
      ----------------------



        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

Deutsche Bank AG,                            Morgan Guaranty Trust Company
Los Angeles Branch and/or
Cayman Islands Branch
                                             By: /s/ D. Linda Scheuplein
                                                -------------------------
                                             Name: D. Linda Scheuplein
                                                  -----------------------
By: /s/ Patricia E. Apelian                  Title: Vice President
   -------------------------                       ----------------------
Name: Patricia E. Apelian
     -----------------------
Title: Director                              National Westminster Bank PLC
      ----------------------


By: /s/ Silvia L. Spear                      By: /s/ Theodore P. Nikolis
   -------------------------                    -------------------------
Name: Silvia L. Spear                        Name: Theodore P. Nikolis
     -----------------------                      -----------------------
Title: Director                              Title: Vice President and Counsel
      ----------------------                       ----------------------

The Hongkong and Shanghai                    Royal Bank of Canada
Banking Corporation Limited

                                             By: /s/ Brian W. Dixon
                                                -------------------------
By: /s/ G. W. Masek                          Name: Brian W. Dixon
   -------------------------                      -----------------------
Name: G. W. Masek                            Title: Senior Manger
     -----------------------                       ----------------------
Title: Vice President
      ----------------------

                                             San Paolo Bank SpA
The Industrial Bank of Japan,
Limited, Los Angeles Agency
                                             By: /s/
                                                -------------------------
                                             Name:
                                                  -----------------------
By: /s/ Kazutaka Kiyoto                      Title:
   -------------------------                       ----------------------
Name: Kazutaka Kiyoto
     -----------------------
Title: S.V.P.
      ----------------------
                                             By: /s/
                                                -------------------------
                                             Name:
                                                  -----------------------
Key Bank of Idaho                            Title:
                                                   ----------------------


By: /s/ Bret A. Tinker                       Society National Bank
   -------------------------
Name: Bret A. Tinker
     -----------------------
Title: Vice President
      ----------------------
                                             By: /s/ Nancy Terrill
                                                -------------------------
The Long-Term Credit Bank of                 Name: Nancy Terrill
Japan, Ltd., Los Angeles                          -----------------------
Agency                                       Title: Vice President
                                                   ----------------------



By: /s/ Curt M. Biren
   -------------------------
Name: Curt M. Biren
     -----------------------
Title: Vice President, Manager
      ----------------------



        [ADDITIONAL SIGNATURES FOR PURCHASERS CONTINUED ON NEXT PAGE]

Union Bank of Switzerland


By: /s/ Thomas G. Jackson
   -------------------------
Name: Thomas G. Jackson
     -----------------------
Title: Managing Director
      ----------------------


By: /s/ Peter S. Humber
   -------------------------
Name: Peter S. Humber
     -----------------------
Title: Vice President
      ----------------------

Westdeutsche Landesbank
Girozentrale, New York and
Cayman Islands Branches


By: /s/ S. Battinelli
   -------------------------
Name: S. Battinelli
     -----------------------
Title: V.P.
      ----------------------


By: /s/ Michael F. McWalters
   -------------------------
Name: Michael F. McWalters
     -----------------------
Title: Managing Director
      ----------------------

                      [ADDITIONAL PURCHASER SIGNATURES]


Credit Lyonnais, Canada


By:_________________________
Name:_______________________
Title:______________________